Bullion Monarch Posts Record Royalty Revenue

St. George, Utah – February 14, 2011 - Bullion Monarch Mining Inc. (OTCQB:BULM) is pleased to announce another record quarter for royalty revenue. Bullion Monarch’s third fiscal quarter, ended January 31, 2011, saw royalty payments from Newmont Mining on the Carlin Trend royalty of $1,779,290. This represents a 12.5% increase in revenue when compared to the same quarter of fiscal year 2010.

CEO R. Don Morris states, “Continually increasing revenues, from our royalty interests, allows Bullion Monarch to focus on becoming a leader in the mineral exploration sector. With this strong financial foundation, we can continue to aggressively explore the Americas for precious metals and other mineral commodities”.

About Bullion Monarch Mining

Bullion Monarch Mining Inc. is a publicly traded (OTC:BULM (FRA:BMJ)) gold-focused exploration royalty company with additional interests in bauxite and oil-shale technology. The Company is engaged in a continual review of mining opportunities to create growth for shareholders. The majority of current royalty revenues are derived from a high-quality claim block located in Northeastern Nevada’s Carlin Trend. Bullion Monarch’s portfolio provides for direct leverage to commodity prices as well as the exploration potential of world-class ore deposits. Visit the Company website at www.bullionmm.com for more information.

Investor Relations Contact

Joseph Morris

info@bullionmm.com

(801)426-8111

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995.

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained in this report contains “forward-looking statements’ which can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “seem”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the Company’s Form 10 Registration Statement before making any investment in the shares of the Company. Neither Bullion Monarch Mining Inc. nor its subsidiaries, undertake any obligation to update any forward-looking statements contained in this press release. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.